Exhibit 99.1

Heritage Commerce Corp Reports Financial Results
For the Year Ended December 31, 2003
Earnings Up 8% Over 2002 Year End

Heritage Commerce Corp (the "Company") (NASDAQ: HTBK) today reported consolidated operating results for the year ended December 31, 2003. Consolidated net income was $7,782,000, or $0.67 per diluted share, compared to $7,177,000, or $0.63 per diluted share, for the year ended December 31, 2002, an 8% increase. Consolidated net income and earnings per share represent record highs for the Company. Return on average assets and return on average equity for the year ended December 31, 2003 were 0.81% and 9.01%, respectively, compared with returns of 0.77% and 9.14%, respectively, for the year ended December 31, 2002.

For the three months ended December 31, 2003, the Company reported net income of $2,042,000, or $0.17 per diluted share, compared to $2,291,000, or $0.20 per diluted share, for the three months ended December 31, 2002. Return on average assets and return on average equity for the three months ended December 31, 2003 were 0.82% and 9.18%, respectively, compared with returns of 0.95% and 11.07%, respectively, for the three months ended December 31, 2002.

Net interest income increased $574,000, or 2%, to $38,093,000 for the year ended December 31, 2003 from $37,519,000 for the year ended December 31, 2002 as the increase in average earning assets and the decrease in average interest bearing liabilities offset the effect of the decline in market interest rates. The Company's net interest margin was 4.34% for the year ended December 31, 2003, compared with 4.39% for the year ended December 31, 2002. The decrease in net interest margin is primarily attributable to the impact of the 25 basis point decline in the target Federal funds rate in mid-2003. The net interest margin improved from 4.01% in the third quarter of 2003 to 4.34% in the fourth quarter of 2003, reflecting the reversal of accrued interest on several loans placed on non-accrual in the third quarter. There were no significant interest reversals in the fourth quarter.

Noninterest income increased $1,399,000, or 15%, to $10,429,000 for the year ended December 31, 2003 from $9,030,000 for the year ended December 31, 2002. The increase was primarily due to increased deposit related activity charges of $385,000, increased servicing income from SBA loans sold in the secondary market of $502,000, and increased equipment leasing income of $1,093,000 offset by a decrease in the gain on sales of securities of $301,000 in 2003. The increase in servicing income was due to the continuing expansion of the SBA lending operation and the level of SBA loans serviced. The increase in equipment leasing income was a result of a full year of activity in 2003 versus only one month's activity in 2002.

Total noninterest expense increased $1,131,000, or 3%, for the year ended December 31, 2003 to $34,340,000, compared with $33,209,000 for the year ended December 31, 2002. The increase in noninterest expense was primarily due to a $775,000 increase in other expense, including an increase of $959,000 in amortization of the Company's investments in low income housing projects and leased equipment partially offset by a decrease in retirement plan expense of $156,000. The $448,000 increase in occupancy and equipment expense includes approximately $390,000 in equipment and leasehold improvement charges related to the Company's decision to outsource its data processing operations. Salary and employee benefits decreased $92,000 in 2003 from 2002, primarily attributable to the consolidation of the Company's subsidiaries in 2003. In addition, the Bank opened a full service branch office located in Los Gatos, California during December 2003. Expenses associated with the opening of this office were approximately $70,000.

Heritage Commerce Corp CEO Brad L. Smith stated "The opening of a Los Gatos branch of Heritage Bank of Commerce was a natural extension of our market area to serve Los Gatos businesses, professionals, and individuals. We found that many existing Heritage clients using the downtown San Jose office reside in the Los Gatos area. Our Los Gatos branch will enable us to serve those clients, enhance our business opportunity with them and give us greater reach into an excellent business market."

Smith also added that "The Company decided to outsource its data processing operations to enable us to continue to stay on the leading edge of technology and better serve our clients. It will also keep our resources and focus where they need to be, building our client base."

Total assets exceeded the billion dollar level at $1,003,201,000 as of December 31, 2003, up 5% from $958,752,000 as of December 31, 2002.

Total deposits were $835,410,000 as of December 31, 2003, compared to $841,936,000 as of December 31, 2002. Although total deposits declined slightly, demand, savings, and money market deposits increased $56,227,000, or 9%, to $689,569,000 at December 31, 2003, from $633,342,000 at December 31, 2002. During this same period, time deposits decreased $62,753,000, or 30%, from $208,594,000 to $145,841,000. The reduction in time deposits reflects the Company's strategy to reduce brokered deposits from $47,640,000 in December 2002 to $11,970,000 at December 2003. The overall change in mix of the deposit portfolio had a positive impact on the net interest margin as the average cost of interest bearing liabilities was reduced.

Total loans were $666,088,000 as of December 31, 2003, down $7,819,000, or 1%, from $673,907,000 as of December 31, 2002. The decline is primarily attributable to a drop in construction loans of $46,740,000, or 32%, from $147,822,000 at December 31, 2002 to $101,082,000 at December 31, 2003, reflecting current market conditions for this type of lending. Offsetting the decline in construction loans, term loans secured by commercial real estate increased $16,934,000, or 7%, from $259,974,000 to $276,908,000, and commercial and industrial loans grew $23,094,000, or 9%, from $263,261,000 to $286,355,000 over the same period.

The Company added $2,900,000 to the loan loss provision in 2003, compared with $2,663,000 in 2002, an increase of $237,000, or 9%. The Company's net loan charge-offs for the year ended December 31, 2003 were $2,676,000, representing 0.41% of average loans, compared to $591,000, representing 0.09% of average loans, for the year ended December 31, 2002. The increase in charge-offs was primarily the result of a $2,000,000 write-off related to a single commercial loan taken in the third quarter of 2003. The Company's allowance for loan losses was $13,451,000, or 2.02% of total loans, as of December 31, 2003, compared to $13,227,000, or 1.96% of total loans, as of December 31, 2002. The Company's nonperforming assets were $4,580,000, or 0.69% of outstanding loans, as of December 31, 2003, compared to $4,571,000, or 0.68% of outstanding loans, as of December 31, 2002.

Heritage CEO Smith stated "We made the decision during 2003 to continue our loan loss provision near 2002 levels. Given the economic environment we have been operating within, we believe this was the most prudent course of action to take."

Shareholders' equity increased to $89,846,000 as of December 31, 2003 from $82,217,000 as of December 31, 2002. Book value per share increased to $7.89 as of December 31, 2003, from $7.33 as of December 31, 2002. The Company's leverage capital ratio was 11.17% as of December 31, 2003, up from 10.73% as of December 31, 2002. The Company's capital ratios continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

The Company does not have, and has never been involved in, any Real Estate Investment Trust (REIT) subsidiaries or activities that have been identified by the State of California - Franchise Tax Board (FTB) as abusive tax shelters and, as a result, the Company does not have any exposure or impact from the December 31, 2003 tax announcement made by the FTB.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, headquartered in San Jose with an office located in Los Gatos. Heritage Bank of Commerce is an independent full service community business bank with three divisions: Heritage Bank East Bay, in Fremont and Danville; Heritage Bank South Valley in Morgan Hill and Gilroy, and Bank of Los Altos, with two locations in Los Altos and one in Mountain View. Additionally, Heritage Capital Group, the bank's asset based lending division, has offices in San Jose and Los Angeles. Heritage Bank of Commerce is also an SBA Preferred Lender ranked the third largest SBA lender in Northern California, eighth in the State, and has SBA Loan Production Offices in San Jose, Fresno, Santa Cruz, Elk Grove, Watsonville, Chico, Pittsburg, and Glendale.

The Company's common stock is listed on the Nasdaq National Market under the symbol "HTBK".

For further information about the Company's financial performance, contact Brad L. Smith, Chief Executive Officer, at (408) 947-6900 or visit the Company's website at www.heritagecommercecorp.com.

Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

HERITAGE COMMERCE CORP Condensed Consolidated Financial Information (Unaudited)

                                                         At and For the Three Months Ended    Percent Change From        At and For the Year Ended
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(Dollars in thousands,                             December 31,  September 30, December 31, September 30,December 31,  December 31,  December 31, Percent
except Per Share amounts)                             2003          2003          2002         2003         2002          2003          2002      Change
-------------------------------------------------- -----------   -----------   -----------  -----------  -----------   -----------   -----------  ------
Per Share Data
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Earnings Per Share (EPS):
   Basic EPS                                      $      0.18   $      0.17   $      0.21            6%        (14)% $      0.69   $      0.65       6%
   Diluted EPS                                    $      0.17   $      0.17   $      0.20            0%        (15)% $      0.67   $      0.63       6%
End of Period (EOP) Book Value Per Share          $      7.89   $      7.72   $      7.33            2%          8% $      7.89   $      7.33       8%

EOP Shares Outstanding                             11,381,037    11,326,163    11,214,414            0%          1%  11,381,037    11,214,414       1%
Weighted Average Basic Shares Outstanding          11,280,892    11,254,328    11,104,661            0%          2%  11,221,232    11,063,965       1%
Weighted Average Diluted Shares Outstanding        11,697,883    11,696,207    11,357,623            0%          3%  11,572,588    11,324,650       2%

Income Statement Data
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Interest Income                                   $    12,219   $    11,556   $    13,344            6%         (8)% $    48,096   $    52,756      (9)%
Interest Expense                                        2,309         2,369         3,296           (3)%        (30)%      10,003        15,237     (34)%
Net Interest Income                                     9,910         9,187        10,048            8%         (1)%      38,093        37,519       2%

Loan Loss Provision                                       400           600           597          (33)%        (33)%       2,900         2,663       9%

Noninterest Income:
  Service Charges and Other Fees                          478           480           378            0%         26%       1,810         1,425      27%
  Gain on Sale of Loans                                   523           561           688           (7)%        (24)%       2,228         2,262      (2)%
  Gain on Sale of Securities Available-For-Sale           203            74           250          174%        (19)%         735         1,036     (29)%
  Equipment Leasing                                       267           310           103          (14)%        159%       1,196           103   1,061%
  Servicing Income                                        480           463           383            4%         25%       1,819         1,317      38%
  Other Noninterest Income                                535           575           991           (7)%        (46)%       2,641         2,887      (9)%
Total Noninterest Income                                2,486         2,463         2,793            1%        (11)%      10,429         9,030      15%

Noninterest Expense:
  Salaries & Employee Benefits                          4,311         4,423         4,346           (3)%         (1)%      17,975        18,067      (1)%
  Occupancy & Equipment                                 1,465         1,242         1,287           18%         14%       5,119         4,671      10%
  Other Noninterest Expense                             3,268         2,645         3,213           24%          2%      11,246        10,471       7%
Total Noninterest Expense                               9,044         8,310         8,846            9%          2%      34,340        33,209       3%

Income Before Taxes                                     2,952         2,740         3,398            8%        (13)%      11,282        10,677       6%
Income Taxes                                              910           800         1,107           14%        (18)%       3,500         3,500       0%
Net Income                                        $     2,042   $     1,940   $     2,291            5%        (11)% $     7,782   $     7,177       8%

Average Balances
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Average Loans                                     $   654,322   $   637,345   $   644,550            3%          2% $   649,302   $   637,972       2%
Average Other Earning Assets                      $   251,610   $   270,798   $   232,315           (7)%          8% $   229,212   $   216,700       6%
Average Earning Assets                            $   905,932   $   908,143   $   876,865            0%          3% $   878,514   $   854,672       3%
Average Assets                                    $   989,646   $   989,430   $   954,023            0%          4% $   958,530   $   927,783       3%
Average Interest Bearing Deposits                 $   596,784   $   580,679   $   606,204            3%         (2)% $   584,571   $   607,210      (4)%
Average Equity                                    $    88,278   $    87,428   $    82,089            1%          8% $    86,361   $    78,515      10%
Average Deposits                                  $   838,463   $   839,679   $   838,849            0%          0% $   823,038   $   818,405       1%

End of Period Balances
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EOP Loans:
  Real Estate - Land and Contruction              $   101,082   $   117,441   $   147,822          (14)%        (32)% $   101,082   $   147,822     (32)%
  Real Estate - Mortgage                              276,908       252,664       259,974           10%          7%     276,908       259,974       7%
  Commercial                                          286,355       269,588       263,261            6%          9%     286,355       263,261       9%
  Consumer                                              1,743         2,487         2,850          (30)%        (39)%       1,743         2,850     (39)%
Total EOP Loans                                   $   666,088   $   642,180   $   673,907            4%         (1)% $   666,088   $   673,907      (1)%

EOP Assets                                        $ 1,003,201   $   984,720   $   958,752            2%          5% $ 1,003,201   $   958,752       5%

EOP Deopsits:
  Demand Deposits - Noninterest Bearing           $   238,423   $   252,133   $   248,616           (5)%         (4)% $   238,423   $   248,616      (4)%
  Demand Deposits - Interest Bearing                  105,260        94,092        94,309           12%         12%     105,260        94,309      12%
  Savings/Money Market                                345,886       334,613       290,417            3%         19%     345,886       290,417      19%
  Time Deposits                                       145,841       155,109       208,594           (6)%        (30)%     145,841       208,594     (30)%
Total EOP Deposits                                $   835,410   $   835,947   $   841,936            0%         (1)% $   835,410   $   841,936      (1)%

EOP Equity                                        $    89,846   $    87,484   $    82,217            3%          9% $    89,846   $    82,217       9%

Credit Quality Data
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EOP Nonaccrual Loans                              $     3,972   $     6,497   $     4,571          (39)%        (13)% $     3,972   $     4,571     (13)%
EOP 90-day Past Due Loans and Still Accruing      $       608   $       395   $         0           54 %         N/A  $       608   $         0      N/A
EOP Total Nonperforming Loans                     $     4,580   $     6,892   $     4,571          (34)%          0% $     4,580   $     4,571       0%
EOP Other Real Estate Owned                       $         0   $       652   $         0         (100)%         N/A  $         0   $         0      N/A
EOP Total Nonperforming Assets                    $     4,580   $     7,544   $     4,571          (39)%          0% $     4,580   $     4,571       0%
EOP Net Charge-Offs/(Recoveries)                  $       (12)  $     2,253   $      (213)        (101)%        (94)% $     2,676   $       591     353%
Net Charge-offs/(Recoveries) as % of Avg. Loans         (0.01)%        1.40%       (0.13)%       (101)%        (92)%        0.41%        0.09%   356%
EOP Loan Loss Reserves                            $    13,451   $    13,039   $    13,227            3%          2% $    13,451   $    13,227       2%

Ratios
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Annualized ROA                                           0.82%        0.78%        0.95%          5%        (14)%        0.81%        0.77%     5%
Annualized ROE                                           9.18%        8.80%       11.07%          4%        (17)%        9.01%        9.14%    (1)%
Efficiency Ratio                                        72.96%       71.33%       68.89%          2%          6%       70.77%       71.34%    (1)%
Noninterest Expense as Percent of Average Assets         3.63%        3.33%        3.68%          9%         (1)%        3.58%        3.58%     0%
Net Interest Margin                                      4.34%        4.01%        4.55%          8%         (5)%        4.34%        4.39%    (1)%
Allowance for Loan Losses:
  to Total Loans                                         2.02%        2.03%        1.96%          0%          3%        2.02%        1.96%     3%
  to Nonperforming Loans                                  294%         189%         289%         56%          2%         294%         289%     2%
Leverage Ratio                                          11.17%       10.99%       10.73%          2%          4%       11.17%       10.73%     4%